Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of _________________ by and among ROADZEN INC., a British Virgin Islands business company (the “Company”), and the undersigned purchaser identified on the signature page hereto (the “Purchaser”). This Agreement is one of a series of separate agreements being entered into by the Company with multiple purchasers from time to time, each in connection with the Company’s offering and sale of shares of its ordinary shares, par value $0.0001 per share (“Ordinary Shares”), in one or more closings.

The Offering (as defined below) shall remain open for one or more separate closings until June 30, 2025 (each a “Closing” and each date upon which a Closing occurs, a “Closing Date”), unless otherwise extended or modified by the Company in its sole discretion.

RECITALS

WHEREAS, the Company desires to offer and sell its Ordinary Shares (the “Shares”) in a private placement conducted in reliance upon the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Company intends to conduct the private placement on a rolling close basis, whereby it may sell and issue Shares to one or more accredited investors in one or more Closings from time to time, each pursuant to a separate Securities Purchase Agreement (each, other than this Agreement, an “Other Agreement”) executed by the Company and the applicable investor (each such investor, other than the Purchaser, an “Other Purchaser,” and the Purchaser and the Other Purchasers, collectively, the “Investors”);

WHEREAS, the minimum investment of each Investor in the Offering shall be $250,000, which may be waived by the Company in its sole discretion;

WHEREAS, each purchaser of the Shares, including the Purchaser, is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and is acquiring the Shares for investment purposes for its own account and not with a view to the public distribution thereof, except in compliance with the Securities Act;

WHEREAS, the Shares being offered have not been registered under the Securities Act or any state securities laws and will be subject to restrictions on transfer and resale, unless so registered or an exemption from such registration is available; and

WHEREAS, the Purchaser acknowledges that its investment decision is based solely on its review of the Company’s publicly available filings with the U.S. Securities and Exchange Commission (the “SEC”) and on the Purchaser’s own independent evaluation of the Company and the high degree of risk associated with an investment in the Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1. Subscription: Payment

a. The Purchaser hereby irrevocably subscribes for and agrees to purchase the Shares, in the number and for the price per share and aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), from the Company, in connection with the Company’s offering of up to Ten Million Dollars ($10,000,000) in the aggregate, pursuant to the terms and conditions contained in this Agreement (the “Offering”). This Agreement, together with the Registration Rights Agreement (as defined below), are referred to collectively as the “Offering Documents”. Any capitalized term not defined herein shall have the meaning of such term as has been set forth in the Offering Documents. All amounts in this Agreement are expressed in U.S. Dollars. The Closing of the purchase and sale of the Shares pursuant hereto shall take place on the date hereof, or such other date as may be mutually agreed by the Company and the Purchaser. At the Closing, the Purchaser shall pay the Purchase Price to the Company and the Company shall instruct its transfer agent to issue the Shares via book entry to the Purchaser.

The Purchase Price is payable by wire transfer to:

WIRING INSTRUCTIONS

JP Morgan Chase

270 Park Avenue

New York, NY 10017

f/b/o

Roadzen, Inc.

445 East 80th Street 4E

New York, NY 10075

Swift Code: CHASU33

ABA Routing Number: _______

Account Number: ________

b. The Purchaser further acknowledges that it has made its own investment decision based solely on the information contained in the Company’s filings with the SEC (including the documents that are incorporated by reference therein), and its own independent evaluation of the Company and the merits and risks of the investment. The Purchaser is not relying on any representation or warranty by the Company or any of its officers, directors, employees, agents, or affiliates, except as expressly set forth in this Agreement.

c. If elected by the Purchaser, the Purchaser and the Company shall, at the Closing, enter into a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), or a joinder thereto whereby the Purchaser shall be added as a “Holder” under the Registration Rights Agreement.

2. Purchaser Representations, Warranties and Agreements. The Purchaser hereby acknowledges, represents and warrants as follows (with the understanding that the Company will rely on such representations and warranties in determining, among other matters, the suitability of this investment for the Purchaser in order to comply with federal and state securities laws):

a. In connection with this Offering, the Purchaser has read this Agreement. The Purchaser acknowledges that this Agreement is not intended to set forth all of the information which might be deemed pertinent by an investor who is considering an investment in the Shares. It is the responsibility of the Purchaser (i) to determine what additional information (s)he desires to obtain in evaluating this investment, and (ii) to obtain such information from the Company.

b. This offering is limited to persons who are “accredited investors,” as that term is defined in RULE 501 OF Regulation D under the SECURITIES ACT, and who have the financial means and the business, financial and investment experience and acumen to conduct an investigation as to, and to evaluate, the merits and risks of this investment. The Purchaser has read, is familiar with and understands Rule 501 of Regulation D under the Act. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D UNDER THE ACT.

c. The Purchaser has had full access to all the information which the Purchaser (or the Purchaser’s advisor(s)) considers necessary or appropriate to make an informed decision with respect to the Purchaser’s investment in the Shares. The Company has made available to the Purchaser and the Purchaser’s advisors the opportunity to examine and copy any contract, matter or information which the Purchaser considers relevant or appropriate in connection with this investment and to ask questions and receive answers relating to any such matters including, without limitation, the financial condition, management, employees, business, obligation, corporate books and records, budgets, business plans of and other matters relevant to the Company. To the extent the Purchaser has not sought information regarding any particular matter, the Purchaser had and has no interest in doing so, and such matters are not material to the Purchaser in connection with this investment. The Purchaser has accepted the responsibility for conducting the Purchaser’s own investigation and obtaining for itself such information as to the foregoing and all other subjects as the Purchaser deems relevant or appropriate in connection with this investment. The Purchaser is not relying on any representation or warranty other than that contained herein. No representation regarding projected revenues or a projected rate of return has been made to it by any party.

d. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares. The Purchaser is not registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), affiliated with any broker or dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority.

e. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares.

f. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement.

g. The execution, delivery and performance of this Agreement and the Offering Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.

h. The information in any documents delivered by the Purchaser in connection with this subscription is true, correct and complete in all respects as of the date hereof. The Purchaser agrees promptly to notify the Company in writing of any change in such information after the date hereof.

i. The Offering and sale of the Shares to the Purchaser were not made through any advertisement in printed media of general and regular paid circulation, radio or television or any other form of advertisement, or as part of a general solicitation.

j. The Purchaser recognizes that an investment in the Shares involves significant risks, which risks could give rise to the loss of the Purchaser’s entire investment in such securities.

k. The Purchaser is purchasing the Shares for the Purchaser’s own account, with the intention of holding the Shares, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

l. The Purchaser represents that the Purchaser, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The Purchaser has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

m. The Purchaser is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely or to afford a complete loss of the Purchaser’s investment in the Shares.

n. If the Purchaser is a partnership, corporation, trust, or other entity, (i) the Purchaser has enclosed with this Agreement appropriate evidence of the authority of the individual executing this Agreement to act on its behalf (e.g., if a trust, a certified copy of the trust agreement; if a corporation, a certified corporate resolution authorizing the signature and a certified copy of the certificate of incorporation; or if a partnership, a certified copy of the partnership agreement), (ii) the Purchaser was not organized or reorganized for the specific purpose of acquiring the Shares, (iii) the Purchaser has the full power and authority to execute this Agreement on behalf of such entity and to make the representations and warranties made herein on its behalf, and (iv) this investment in the Company has been affirmatively authorized, if required, by the governing board of such entity and is not prohibited by the governing documents of the entity.

o. OFAC. The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Investor is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 (, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Shares were legally derived.

3. Representations and Warrants of the Company. As a material inducement of the Purchaser to enter into this Agreement and subscribe for the Shares, the Company represents and warrants to the Purchaser, as of the date hereof and except as disclosed in the Company’s reports and other filings with the SEC prior to the date hereof, as follows:

a. Organization and Standing. The Company is a duly organized business company, validly existing and in good standing under the laws of the British Virgin Islands, has full power to carry on its business as and where such business is now being conducted and to own, lease and operate the properties and assets now owned or operated by it and is duly qualified to do business and is in good standing in each jurisdiction where the conduct of its business or the ownership of its properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. “Material Adverse Effect” means any circumstance, change in, or effect on the Company that, individually or in the aggregate with any other similar circumstances, changes in, or effects on, the Company taken as a whole: (i) is, or is reasonably expected to be, materially adverse to the business, operations, assets, liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company taken as a whole, or (ii) is reasonably expected to adversely affect the ability of the Company to operate or conduct the Company’s business in the manner in which it is currently operated or conducted or proposed to be operated or conducted by the Company.

b. Authority. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company.

c. No Conflict. The execution, delivery and performance of this Agreement and the other Offering Documents, and the consummation of the transactions contemplated hereby and thereby do not (i) violate or conflict with the Company’s memorandum and articles of association or other organizational documents, (ii) conflict with or result (with the lapse of time or giving of notice or both) in a material breach or default under any material agreement or instrument to which the Company is a party or by which the Company is otherwise bound, or (iii) violate any order, judgment, law, statute, rule or regulation applicable to the Company, except where such violation, conflict or breach would not have a Material Adverse Effect. This Agreement when executed by the Company will be a legal, valid and binding obligation of the Company enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws and equitable principles relating to or limiting creditors’ rights generally).

d. Authorization. Issuance of the Shares to the Purchaser has been duly authorized by all appropriate corporate actions of the Company.

e. Litigation and Other Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any court or federal, state, municipal or their governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would have a Material Adverse Effect. The Company is not subject to any continuing order, writ, injunction or decree of any court or agency against it which would have a Material Adverse Effect.

f. Use of Proceeds. The proceeds of this Offering and sale of the Shares, net of payment of placement expenses, will be used by the Company for working capital and other general corporate purposes, which may include repayment of indebtedness.

g. Consents/Approvals. No consents, filings (other than federal and state securities filings relating to the issuance of the Shares pursuant to applicable exemptions from registration, which the Company hereby undertakes to make in a timely fashion), authorizations or other actions of any governmental authority are required to be obtained or made by the Company for the Company’s execution, delivery and performance of this Agreement which have not already been obtained or made or will be made in a timely manner following the Closing.

h. Commissions; Related Party. The Company has not incurred any obligation for any finder’s, broker’s or agent’s fees or commissions in connection with the transaction contemplated hereby.

i. Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to a collective bargaining agreement.

j. Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not result in a Material Adverse Effect. The Company does not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except as would not result in a Material Adverse Effect.

k. Compliance, Permits and Licenses. The Company and its subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above would be reasonably likely to result in a Material Adverse Effect.

l. Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects, or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

m. Foreign Corrupt Practices Act. To the Company’s knowledge, neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

n. Compliance with Laws. The business of the Company and its subsidiaries has been and is presently being conducted so as to comply with all applicable material federal, state and local governmental laws, rules, regulations and ordinances, except as would not result in a Material Adverse Effect.

4. Legends. The Purchaser understands and agrees that the Company will cause a legend to be placed upon the Shares, together with any other legend that may be required by federal or state securities laws or deemed necessary or desirable by the Company:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

5. General Provisions.

a. Confidentiality. The Purchaser covenants and agrees that it will keep confidential and will not disclose or divulge any confidential or proprietary information that such Purchaser may obtain from the Company pursuant to financial statements, reports, and other materials submitted by the Company to such Purchaser in connection with this Offering or as a result of discussions with or inquiry made to the Company, unless such information is known, or until such information becomes known, to the public through no action by the Purchaser; provided, however, that a Purchaser may disclose such information to its attorneys, accountants, consultants, and other professionals to the extent necessary in connection with his or her investment in the Company so long as any such professional to whom such information is disclosed is made aware of the Purchaser’s obligations hereunder and such professional agrees to be likewise bound as though such professional were a party hereto.

b. Successors. The covenants, representations and warranties contained in this Agreement shall be binding on the Purchaser’s and the Company’s heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company. The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

c. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

d. Execution by Facsimile or Email. Execution and delivery of this Agreement by facsimile transmission or email (including the delivery of documents in Adobe PDF format or other machine-readable electronic format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

e. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of New York. Purchaser hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and/or the other Offering Documents and brought in any such court, any claim that Purchaser is not subject personally to the jurisdiction of the above named courts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, TO A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

f. Independent Nature of Investors’ Obligations and Rights. The obligations of the Purchaser under the Agreement and of the Other Purchasers under the Other Agreements are several and not joint with the obligations of any other Investor, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under any Other Agreement. The decision of the Purchaser to purchase Shares pursuant to the Agreement has been made by the Purchaser independently of any other Investor. Nothing contained herein or in any Offering Document, and no action taken by the Purchaser pursuant hereto or thereto or by any Other Purchaser pursuant to any Other Agreement, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Other Agreements. The Purchaser acknowledges that no Other Purchaser has acted as agent for the Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of the Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. The Company acknowledges that each of the Investors has been provided with the same form of agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

g. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall subsequently designate in writing to the other party):

i. If to the Company:

Roadzen Inc.

111 Anza Blvd., Suite 109

Burlingame, CA 94010

Attention: Rohan Malhotra, Chief Executive Officer

Rohan@roadzen.ai

with a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attention: Jason Simon
Email: simonj@gtlaw.com

ii. If to the Purchaser, to the address set forth next to its name on the signature page hereto.

h. Entire Agreement. This Agreement (including any exhibits attached hereto) contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter. The exhibits constitute a part hereof as though set forth in full above.

i. Amendment; Waiver. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both Parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties hereto. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity that they may have against each other.

SIGNATURE PAGE TO THE SECURITIES PURCHASE AGREEMENT

TO PURCHASE SHARES OF ROADZEN INC.’S ORDINARY SHARES

DOLLAR AMOUNT INVESTED:	US $

price per share:	US $	1.25

NUMBER OF SHARES SUBSCRIBED FOR:

NAME IN WHICH THE SHARES SHOULD BE ISSUED:

PURCHASER’S ADDRESS INFORMATION:

For individual purchasers this address should be the Purchaser’s primary legal residence. For entities other than individual purchasers, please provide address information for the entities primary place of business. Information regarding a joint purchaser should be included in the column at right.

Legal Address	Legal Address

City, State and Zip Code	City, State and Zip Code

Tax ID (EIN, SSN, OR ITIN)	Tax ID (EIN, SSN, OR ITIN)
/	/
Telephone Number / Facsimile Number	Telephone Number / Facsimile Number

Email Address	Email Address

ALTERNATE ADDRESS INFORMATION:

Please enter an alternate address if you wish to receive correspondence at an address other than the address listed above.

Alternative Address for Correspondence	Alternative Address for Correspondence

City, State and Zip Code	City, State and Zip Code

Other (telephone, fax, email)	Other (telephone, fax, email)

AGREED AND SUBSCRIBED	AGREED AND SUBSCRIBED

Date:	Date:

Purchaser:	ROADZEN INC.

By:	By:
Name:
Name:	Title:

Title:

Exhibit A

REGISTRATION RIGHTS AGREEMENT

(See attached)

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